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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3 (File No. 333-29671) of our report dated February 19, 1997, on our audits of the consolidated financial statements of Wyndham Hotel Corporation as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994, which report in the December 31, 1996 included in this current report on Form 8-K dated July 22, 1997.


                                        /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
July 22, 1997